UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWT	New York Stock Exchange

Item 5.02. (e) Compensatory Arrangements of Certain Officers

Redwood Trust, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders on June 11, 2020 (the “Annual Meeting”). During the Annual Meeting, stockholders voted to approve an amendment (the “Amendment”) to the Company’s Amended and Restated 2014 Incentive Award Plan (the “Incentive Plan”) to comply with NYSE stockholder approval requirements and to satisfy the stockholder approval requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). With both stockholder approval of the Amendment and prior approval by the Company’s Board of Directors, the only difference between the Incentive Plan as amended by the Amendment and the previously existing Incentive Plan is to increase the number of shares of common stock available for issuance by 5,000,000 shares.

The foregoing description of the Incentive Plan as amended by the Amendment is qualified in its entirety by the text of the Incentive Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

(a) As noted above, the Company held its Annual Meeting on June 11, 2020. At the Annual Meeting, stockholders approved an amendment to the Company’s Charter to increase the number of shares of capital stock authorized for issuance from 270,000,000 to 395,000,000. The amendment was approved by the Company’s Board of Directors on April 9, 2020. A description of the amendment was included in the Company’s 2020 annual proxy statement, which was filed with the SEC on April 27, 2020.

The Articles of Amendment to the Charter became effective upon filing with the State of Maryland Department of Assessments and Taxation, which occurred on June 15, 2020.

The foregoing description of the amendments to the Company’s Charter is qualified in its entirety by reference to the full text of the Articles of Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

As noted above, the Company held its Annual Meeting on June 11, 2020. There were 114,816,284 shares of Company common stock entitled to vote at the Annual Meeting.  There were five items voted upon at the Annual Meeting, with the voting results for each item set forth below.

Item 1.  During the Annual Meeting, stockholders voted to elect Richard D. Baum, Christopher J. Abate, Douglas B. Hansen, Debora D. Horvath, Greg H. Kubicek, Fred J. Matera, Jeffrey T. Pero, and Georganne C. Proctor as directors to serve on the Board of Directors until the annual meeting of stockholders in 2021 and until their successors are duly elected and qualify.  The stockholders’ votes with respect to the election of directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard D. Baum	93,830,343	3,815,689	986,053	9,834,960
Christopher J. Abate	96,631,402	1,029,620	971,063	9,834,960
Douglas B. Hansen	95,092,363	2,567,833	971,889	9,834,960
Debora D. Horvath	95,618,364	2,049,352	964,369	9,834,960
Greg H. Kubicek	94,162,938	3,495,911	973,236	9,834,960
Fred J. Matera	96,088,237	1,570,567	973,281	9,834,960
Jeffrey T. Pero	93,848,137	3,810,397	973,551	9,834,960
Georganne C. Proctor	93,243,591	4,420,653	967,841	9,834,960

Item 2.  During the Annual Meeting, stockholders voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2020. The stockholders’ votes with respect to the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstentions	Broker Non-Votes
105,029,115	2,218,989	1,218,942	0

Item 3.  During the Annual Meeting, stockholders voted on a non-binding advisory resolution to approve named executive officer compensation as disclosed in the annual proxy statement for the Annual Meeting. The stockholders’ votes with respect to approval of this advisory resolution were as follows:

For	Against	Abstentions	Broker Non-Votes
88,109,995	9,296,526	1,225,564	9,834,960

Item 4.  As noted in Item 5.03 above, during the Annual Meeting, stockholders voted to approve an amendment to the Company’s Charter to increase the number of shares of capital stock authorized for issuance from 270,000,000 to 395,000,000.  The stockholders’ votes with respect to this amendment of the Company’s Charter were as follows:

For	Against	Abstentions	Broker Non-Votes
104,782,727	2,363,827	1,320,492	0

Item 5.  As noted in Item 5.02 (e) above, during the Annual Meeting, stockholders voted to approve an Amendment to the Company’s Incentive Plan to increase the number of shares of common stock authorized for issuance by 5,000,000 shares. The stockholders’ votes with respect to this Amendment of the Incentive Plan were as follows:

For	Against	Abstentions	Broker Non-Votes
88,997,495	8,619,572	1,015,019	9,834,960

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Articles of Amendment, effective June 15, 2020

Exhibit 10.1	Amendment to Redwood Trust, Inc. Amended and Restated 2014 Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2020	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
		Name:	Andrew P. Stone
		Title:	Executive Vice President, General Counsel, and Secretary